As filed with the Securities
and Exchange Commission on
October 16, 2000.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933

                               Lancer Corporation
                               ------------------
             (Exact name of registrant as specified in its charter)

               Texas                                  74-1591073
               -----                                  ----------
   (State or Other Jurisdiction of                    (I.R.S. Employer
    Incorporation or Organization)                    Identification Number)

                              6655 Lancer Boulevard
                            San Antonio, Texas 78219
                            ------------------------
          (Address, Including Zip Code, of Principal Executive Offices)

                 Lancer Corporation Employee Profit Sharing Plan
                 -----------------------------------------------
                              (Full title of Plan)

                         Stonewall J. Fisher, III, Esq.
                       Vice President and General Counsel
                              6655 Lancer Boulevard
                            San Antonio, Texas 78219
                            ------------------------
                     (Name and Address of Agent for Service)

                                 (210) 310-7000
                                 --------------
          (Telephone Number, Including Area Code, of Agent for Service)

                                 With a copy to:
                            James M. Doyle, Jr., Esq.
                          Matthews and Branscomb, P.C.
                            112 E. Pecan, Suite 1100
                            San Antonio, Texas 78205
                                 (210) 357-9300

                         Calculation of Registration Fee
                         -------------------------------

                                                    Proposed        Proposed
Title of Secu-   Amount            Maximum          Maximum        Amount of
rities to Be     to be          Offering Price      Aggregate      Registration
Registered(1)    Registered(1)   Per Share(2)   Offering Price(2)      Fee
--------------   -------------  --------------  -----------------  ------------
Common Stock
$.01 par value   500,000            $4.375        $2,187,500.00       $577.50
--------------   -------------  --------------  -----------------  ------------

         (1) This Registration Statement covers shares of Common Stock, par value $0.01 per share, of Lancer Corporation, which may be purchased in the open market pursuant to the employee benefit plan described herein (the "Plan"). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

         (2) Estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h)(l) of Rule 457 under the Securities Act based upon the average of the high and low prices of the Registrant's Common Stock as reported on the American Stock Exchange on October 13, 2000.

PART I   INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed by Lancer Corporation (hereinafter the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999.

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

         (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form S-1 (No. 33-82434).

         All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the respective date of filing of each such documents.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         Article 2.02A(16) of the Texas Business Corporation Act (the "TBCA") empowers the Company to indemnify directors, officers, employees and agents of the Company and to purchase liability insurance for those persons to the extent permitted by Article 2.02-1 of the TBCA. Article 2.02-1 of the TBCA provides, in part, that a corporation may indemnify its officers and directors for any liability if it is determined that such officer or director (i) conducted himself in good faith, (ii) reasonably believed, in the case of conduct in his official capacity as an officer or director, that his conduct was in the corporation's best interest, and in all other cases, that his conduct was at least not opposed to the corporation's best interest, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. These determinations must be made (i) by a majority vote of a quorum consisting of the directors who at the time of the vote are not named defendants or respondents in the proceeding, (ii) if such a quorum cannot be obtained, by a majority vote of a committee of the Board of Directors, designated to act in the matter by a majority vote of all directors, consisting solely of two or more directors who, at the time of the vote, are not named defendants or respondents in the proceeding, (iii) by special legal counsel selected by the Board of Directors or a committee of the Board by a vote as set forth in (i) or (ii) above, or, if such a quorum cannot be obtained and such a committee vote cannot be established, by a majority vote of all directors, or (iv) by the shareholders in a vote that excludes the shares that are held by directors and officers who are named defendants or respondents in the proceeding.

         Under Article 2.02-1 of the TBCA, an officer or a director may be indemnified against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the officer or director in connection with the proceeding, but if the officer or director is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the officer or director, the indemnification
(i) is limited to reasonable expenses actually incurred by the officer or director in connection with the proceeding, and (ii) shall not be made in respect of any proceeding in which the officer or director shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not of itself determinative that the officer or director did not meet the requirements set forth above. An officer or director shall be deemed to have been found liable in respect of any claim, issue or matter only after the officer or director shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

         Article 2.02-1 of the TBCA authorizes a corporation to pay or reimburse the reasonable expenses incurred by an officer or director in advance of the final disposition of such proceeding if the corporation receives a written affirmation by the officer or director of his good faith belief that he has met the standard of conduct necessary for indemnification as well as a written undertaking to repay the amount paid by the corporation if it is ultimately determined that the officer or director has not met the requirements for indemnification. In addition, Article 2.02-1 of the TBCA empowers a corporation to indemnify and advance reasonable expenses to an employee, agent and certain other persons to the same extent it may indemnify in advance expenses to officers and directors. Finally, Article 2.02-1 of the TBCA empowers a corporation to purchase and maintain insurance on behalf of directors, officers, employees, agents and certain other persons against any liability asserted against such persons, whether or not the corporation would have the power to indemnify such persons against that liability under Article 2.02-1 of the TBCA.

         Under the Company's Bylaws, the Company shall, to the fullest extent to which it is empowered to do so by the TBCA or any other applicable laws as may from time to time be in effect, indemnify any person who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including court costs and attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, provided it is determined in accordance with applicable law that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. Expenses may be advanced by the Company in advance of the final disposition of a proceeding upon the receipt of an undertaking by him to repay such amount unless it is ultimately determined he is entitled to indemnification. Further, under the Company's Bylaws the Board of Directors has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the Company's Bylaws.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.   Exhibits

     4.1 Articles of Incorporation of the Company as currently in effect (Incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-1, Registration No. 33-82434).

     4.2 By-Laws of the Company as currently in effect (Incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1, Registration No. 33-82434).

     4.3  Lancer Corporation Employee Profit Sharing Plan.

     5. Pursuant to Item 8(a) of Form S-8, an opinion of counsel as to the legality of the securities being registered is required only with respect to original issue securities. The Common Stock being registered in this Form S-8 has been purchased in the open market and does not constitute an original issue by the Company.

     23.1 Consent of KPMG LLP.

     The Registrant will submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

Item 9.   Undertakings

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each employee to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14(a)-3 or Rule 14(c)-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the TBCA, the Registrant's Articles of Incorporation or the Registrant's Bylaws, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) as asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against the public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on October 11, 2000.

                                           LANCER CORPORATION



                                           By: /s/ George F. Schroeder
                                              ----------------------------------
                                                George F. Schroeder,
                                                President and Chief
                                                Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 11th day of October, 2000.



                                             /s/ Alfred A. Schroeder
                                           -------------------------------------
                                           Alfred A. Schroeder, Chairman
                                           of the Board and Director



                                             /s/ George F. Schroeder
                                           -------------------------------------
                                           George F. Schroeder, President,
                                           Chief Executive Officer and
                                           Director (Principal Executive
                                           Officer)



                                             /s/ Mark L. Freitas
                                           -------------------------------------
                                           Mark L. Freitas, Vice
                                           President-Controller
                                           (Principal Financial Officer
                                           and Controller)

                                            /s/ Jean M. Braley
                                           -------------------------------------
                                           Jean M. Braley, Director


                                            /s/ Michael E. Smith
                                           -------------------------------------
                                           Michael E. Smith, Director


                                            /s/ E. T. (Toby) Summers, III
                                           -------------------------------------
                                           E. T. (Toby) Summers, III,
                                           Director


         The Plan. Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on October 11, 2000.

                                      LANCER CORPORATION EMPLOYEE
                                      PROFIT SHARING PLAN

                                      By: Lancer Corporation



                                         By: /s/ Stonewall J. Fisher, III
                                            ------------------------------------
                                                Stonewall J. Fisher, III
                                                Vice President - Legal
                                                Affairs and Chief Legal
                                                Officer

                               INDEX TO EXHIBITS

   EXHIBIT
   NUMBER                            DESCRIPTION
   -------                           -----------
     4.1  Articles of Incorporation of the Company as currently in effect
          (Incorporated by reference to Exhibit 3.1 of the Company's
          Registration Statement on Form S-1, Registration No. 33-82434).

     4.2 By-Laws of the Company as currently in effect (Incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1, Registration No. 33-82434).

     4.3  Lancer Corporation Employee Profit Sharing Plan.

     5. Pursuant to Item 8(a) of Form S-8, an opinion of counsel as to the legality of the securities being registered is required only with respect to original issue securities. The Common Stock being registered in this Form S-8 has been purchased in the open market and does not constitute an original issue by the Company.

     23.1 Consent of KPMG LLP.